   As filed with the Securities and Exchange Commission on December 14, 2000
                          Registration No. 333- 48072


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------


                                 Amendment No. 1
                                       To
                                    FORM S-3


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              CARDIAC SCIENCE, INC.
                              ---------------------
             (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                                      3845                                     33-0465681
                  --------                                      ----                                     ----------
      (State or Other Jurisdiction of               (Primary Standard Industrial                      (I.R.S. Employer
       Incorporation or Organization)                Classification Code Number)                     Identification No.)
                                                            -----------

                              16931 Millikan Avenue
                            Irvine, California 92606
                                 (949) 587-0357
                                   -----------
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                   -----------

                           RAYMOND W. COHEN, PRESIDENT
                              Cardiac Science, Inc.
                             16931 Millikan Avenue
                            Irvine, California 92606
                                 (949) 587-0357
                                   -----------
            (Name, Address Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   -----------
       Copies of all communications, including all communications sent to the agent for service, should be sent to:

                            LEONARD J. BRESLOW, ESQ.
                              Breslow & Walker, LLP
                        100 Jericho Quadrangle, Suite 230
                             Jericho, New York 11753
                     Tel: (516) 822-6505 Fax: (516) 822-6544

                                   -----------
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check
the following box    /X/

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering    / /

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering   / /

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box     / /

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Pursuant to Rule 429 of the Securities Act, the prospectus included in this Registration Statement is a combined prospectus relating to the sale of the securities registered hereby and by Registration Statement No. 333-94425. This Registration Statement, which is a new registration statement, also constitutes Post-Effective Amendment No. 2 to Registration Statement No. 333-94425, and such Post-Effective Amendment No. 2 shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

                              CARDIAC SCIENCE, INC.


                                19,763,316 Shares


                                  Common Stock


                                   -----------


         This prospectus relates to 19,763,316 shares of common stock which may be offered and sold, from time to time, by the selling stockholders named in this prospectus. We will not receive any proceeds from the sale of the shares by the selling stockholders.

Our common stock currently is quoted on the Nasdaq National Market under the symbol "DFIB." On December , 2000, the last reported sale price of our common
stock was $     per share.

         See "Risk Factors" commencing on page 5 to read about the risks you should consider before buying shares of our common stock.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved or these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

         We will bear all costs and expenses of the registration of the shares under the Securities Act and certain state securities laws, other than fees of counsel for the selling stockholders and any discounts or commissions payable with respect to sales of the shares.





                The date of this prospectus is December ___, 2000

                                TABLE OF CONTENTS


                                                                                   Page
                                                                                   ----

The Company.....................................................................      2
Forward Looking Statements......................................................      4
Risk Factors....................................................................      5
Selling Stockholders and Plan of Distribution...................................     13
Use of Proceeds.................................................................     19
Legal Matters...................................................................     19
Experts.........................................................................     19
Where You Can Find More Information.............................................     20


                                   -----------

         You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

         We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

         You should assume that the information appearing the this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                                   THE COMPANY

         We have developed proprietary tachyarrhythmia detection and discrimination software, RHYTHMx ECD(TM), to be incorporated into devices that are attached prophylactically to patients determined to be at risk of sudden cardiac arrest. RHYTHMx ECD enables these devices, such as external defibrillator monitors and patient monitoring systems, to provide patients suffering sudden cardiac arrest with potentially lifesaving defibrillation therapy in as little as 10 seconds without human intervention. We have licensed RHYTHMx ECD to one third party, and intend to license it to others. We also have designed, are developing, and intend to market non-invasive automatic external cardiac defibrillation or "AECD(R)" devices that use RHYTHMx ECD as well as our other proprietary technology. We believe our proprietary technology will help to create a new standard of care by significantly increasing the rate at which patients survive sudden cardiac arrests.


         Our first device, the Powerheart, is the only FDA cleared non-invasive external cardioverter defibrillator device that provides fully automatic detection and treatment of ventricular tachyarrhythmias for in-hospital patients. In December 1998, we entered into a five-year exclusive distribution and licensing agreement with Medtronic Physio-Control, a subsidiary of Medtronic, Inc. Medtronic Physio-Control is marketing the Powerheart in the U.S., Canada, and selected European countries, and also has been licensed to integrate RHYTHMx ECD into Medtronic's LIFEPAK(R) line of in-hospital external defibrillators. We also have signed distribution agreements with other distributors which, together with Medtronic Physio-Control, give us representation in a total of 41 countries.


         In addition to the Powerheart, we are developing two other products based on our proprietary technology:

         o a fully automatic defibrillator module that is designed to be embedded and integrated into existing, third party patient monitoring systems which typically are located in most acute care areas within hospitals; and

         o a small, wearable, "cell phone sized" fully automatic defibrillator that is designed to be worn by patients who are ambulatory in either a hospital or home environment.

         Our strategy is to rapidly build a large installed base of products using our proprietary technology through strategic alliances with established industry leaders and by marketing through country-specific, independent international distributors. We hope to generate revenue from licensing RHYTHMx ECD, from selling devices that use our proprietary technology, and from recurring sales of our single-use, disposable defibrillator pads. Both the Powerheart and the automatic defibrillator module utilize these disposable defibrillator pads which, for sanitary, safety, and performance reasons, must be changed once every 24 hours. Our disposable defibrillator pads feature our proprietary "smart chip" technology, designed to assure that only our pads will be used with defibrillator and monitoring devices utilizing our proprietary technology.

         We were incorporated in the State of Delaware in May 1991. Our principal executive offices are located at 16931 Millikan Avenue, Irvine, California 92606. Our phone number is 949-587-0357. Our website address is cardiacscience.com. The information on our website is not a part of this prospectus.

                           FORWARD LOOKING STATEMENTS

         This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, including statements regarding:

         o        products under development;

         o        technological and competitive advantages;

         o        timetable for commercial introduction of our products;

         o our ability to improve patient care, increase survival rates, decrease recovery time, lessen patient debilitation, and reduce patient care costs;

         o markets, demand for our services, purchase orders and commitments;

         o        strategic alliances; and

         o        the competitive and regulatory environment.

         These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive, and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that our assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, we cannot assure you that the results discussed or implied in such forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in such forward-looking statements, the inclusion of such statements should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. Words such as "believes," "anticipates," "expects," "intends," "may," and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. We undertake no obligation to revise any of these forward-looking statements.

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should carefully review and consider the risks and uncertainties described below as well as the other information set forth in this prospectus before investing in our common stock. If any of the following risks actually occur, our business, financial condition, or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline and you may lose all or part of your investment.

We have a limited operating history and a history of losses, we expect to incur losses in the future, and our auditors have expressed doubt as to our ability to continue as a going concern

         We were formed in 1991 and have been engaged primarily in organizational activities, research and development, pre-clinical testing, human clinical trials, and capital raising activities. In February 1994, we substantially curtailed our operations due to lack of funds. In May 1994, we temporarily ceased all activities except those related to obtaining financing. We resumed operations upon the completion of a private placement financing in September 1994.


         We incurred net losses of $25,560,592 for the nine months ended September 30, 2000, $7,719,759 for the year ended December 31, 1999, and $4,438,734 for the year ended December 31, 1998. As of September 30, 2000, we had an accumulated deficit of $44,498,738, which has since increased. The development and commercialization of our products will require substantial expenditures for research and development, regulatory clearances, and the establishment of manufacturing, marketing, and sales capabilities. As a result, we anticipate that we will continue to incur losses for the foreseeable future.


         We received a report on our consolidated financial statements from our independent accountants for the year ended December 31, 1999 that includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern without, among other things, obtaining additional financing adequate to support our research and development activities, or achieving a level of revenues adequate to support our cost structure.

Our business is subject to factors outside our control

         Our business may be affected by a variety of factors, many of which are outside our control. Factors that may affect our business include:

         o        the success of our product development efforts;

         o        the success of our marketing campaign;

         o        competition;

         o        our ability to attract qualified personnel;

         o the amount and timing of operating costs and capital expenditures necessary to establish our business, operations, and infrastructure;

         o        governmental regulation; and

         o general economic conditions as well as economic conditions specific to the medical industry.

Our products, some of which are still under development, may not be readily accepted by the market

         Although defibrillation techniques are well known within the medical community worldwide and are considered to be accepted and effective medical therapy, we can not assure you that the market will recognize the benefits or the potential applications of our products. Even if we are able to successfully demonstrate to physicians and potential customers the benefits, safety, efficacy, and cost-effectiveness of our products, we cannot assure you that there will be sufficient market acceptance and demand of our products to allow us to operate profitably.

We have limited manufacturing experience

         We have limited manufacturing experience, and no experience in manufacturing products in the volumes that will be necessary for us to achieve significant commercial sales. We may encounter difficulties in establishing our production capabilities, including problems involving quality control and assurance, and shortages of qualified personnel. In addition, our manufacturing facilities will be subject to applicable FDA regulations, international quality standards, and other regulatory requirements. Failure by us to maintain our facilities in accordance with FDA regulations, international quality standards, or other regulatory requirements may result in delays or termination of production, which could have a material adverse effect on our business, financial condition, and results of operations.

We must maintain and establish strategic alliances and other third party relationships to implement our business strategy

         Our strategy for manufacturing, marketing, and distributing our products is dependent upon forming strategic alliances and relationships with joint venture partners, contract manufacturers, or other third parties, and upon the subsequent success of these parties in performing their responsibilities. We cannot assure you that our existing arrangements or those which we may establish in the future will be successful. There would be a material adverse effect on us if

         o any of our existing arrangements are cancelled or are unsuccessful, and we are unable to secure new alliances in their place; or

         o        we are unable to secure additional strategic alliances.

We must comply with governmental regulations and industry standards

         We are subject to significant regulations by authorities in the United States and foreign jurisdictions regarding the clearance of our products and the subsequent manufacture, marketing, and distribution of our products once approved. The design, efficacy, and safety of our products are subject to extensive and rigorous testing before receiving marketing clearance from the FDA. The FDA also regulates the registration, listing, labeling, manufacturing, packaging, marketing, promotion, distribution, record keeping and reporting for medical devices. The process of obtaining FDA clearances is lengthy and expensive, and we cannot assure you that we will be able to obtain the necessary clearances for marketing our products on a timely basis, if at all. Failure to receive or delays in receiving regulatory clearances would limit our ability to commercialize our products, which would have a material adverse effect on our business, financial condition, and results of operations. Even if such clearances are granted by the FDA, our products will be subject to continual review. Later discovery of previously undetected problems or failure to comply with regulatory standards may result in restriction of the product's labeling, a costly and time-consuming product recall, withdrawal of clearance, or other regulatory or enforcement action. Moreover, future governmental statutes, regulations, or policies, or changes in existing statutes, regulations, or policies, may have an adverse effect on the development, production, or distribution of our products.

         Any regulatory clearance, if granted, may include significant limitations on the uses for which our products may be marketed. FDA enforcement policy strictly prohibits the marketing of cleared medical devices for unapproved uses. In addition, the manufacturing processes used to produce our products will be required to comply with the Good Manufacturing Practices or "GMP" regulations of the FDA. These regulations cover design, testing, production, control, documentation, and other requirements. Enforcement of GMP regulations has increased significantly in the last several years, and the FDA has publicly stated that compliance will be more strictly scrutinized. Our facilities and manufacturing processes and those of certain of our third party contract manufacturers and suppliers will be subject to periodic inspection by the FDA and other agencies. Failure to comply with applicable regulatory requirements could result in, among other things,

         o        warning letters,

         o        fines,

         o        injunctions,

         o        civil penalties,

         o        recalls or seizures of products,

         o        total or partial suspension of production,

         o refusal of the government to grant pre-market clearance or pre-market approval for devices,

         o        withdrawal of clearances, or

         o        criminal prosecution.

         To market our products in certain foreign jurisdictions, we (or our distributors and agents) must obtain required regulatory clearances and approvals and otherwise comply with extensive regulations regarding safety and quality. Compliance with these regulations and the time required for regulatory reviews vary from country to country. We cannot assure you that we will obtain regulatory clearances and approvals in foreign countries, and we may be required to incur significant costs in applying for, obtaining, or maintaining foreign regulatory clearances and approvals.

We face intense competition

         The domestic and international markets for external defibrillators are highly competitive. Our products will compete with a variety of existing external defibrillators that are presently in widespread use, including devices which are designed to automatically perform the diagnosis of the patient but with which therapy is manually initiated by a trained medical technician. The external defibrillation market is dominated by

         o Medtronic Physio-Control, a wholly-owned subsidiary of Medtronic, Inc.;

         o Agilent (a spin-off from Hewlett Packard Corporation) and its subsidiary, HeartStream, Inc.; and

         o        Zoll Medical, Inc.

         Other competitors in this market segment include Marquette Electronics, Inc., SurVivaLink Corporation, and Laerdal Corporation. Many of the manufacturers of competing external devices

         o        are well established in the medical device field,

         o have substantially greater experience than us in research and development, obtaining regulatory clearances, manufacturing, and sales and marketing, and

         o have significantly greater financial, research, manufacturing, and marketing resources than us.

         Other companies can develop invasive or non-invasive products capable of delivering comparable or greater therapeutic benefits than our products or which offer greater safety or cost effectiveness than our products. Furthermore, future technologies or therapies developed by others may render our products obsolete or uneconomical, and we may not be successful in marketing our products against such competitors.

If we sell our products internationally, we will be exposed to numerous risks associated with international operations


         We intend to market our products in international markets. International operations entail various risks, including

         o        political instability;

         o        economic instability and recessions;

         o        exposure to currency fluctuations;

         o        difficulties of administering foreign operations generally;

         o        reduced protection for intellectual property rights;

         o        potentially adverse tax consequences; and

         o obligations to comply with a wide variety of foreign laws and other regulatory requirements.

We have limited sales and marketing capabilities


         We have limited sales and marketing resources. Although our executive management team has extensive marketing and sales experience in the cardiology field, we cannot assure you that our marketing and sales efforts will be successful. We are marketing the Powerheart in the United States and certain foreign countries via a strategic distribution alliance with Medtronic Physio-Control, Inc. We are marketing the Powerheart in other foreign countries through a network of international distributors. We cannot assure you that we will be able to consummate additional strategic distribution partnerships with other companies for the Powerheart, or with any companies for our other products in development, or that distributors will devote adequate time or resources to selling our products.


Our business is dependent upon our executive officers, and our ability to attract and retain other key personnel


         Our success is dependent in large part on the continued employment and performance of our President and Chief Executive Officer, Raymond W. Cohen, as well as other key management and operating personnel. The loss of any of these persons could have a material adverse effect on the business. We do not have key person life insurance on any of our employees other than Raymond Cohen.


         Our future success also will depend upon our ability to retain existing key personnel, and to hire and to retain additional qualified technical, engineering, scientific, managerial, marketing, and sales personnel. The failure to recruit such personnel, the loss of such existing personnel, or failure to otherwise obtain such expertise would have a material adverse effect on our business and financial condition.

We may face product liability claims

         The testing, manufacturing, marketing and sale of medical devices subjects us to the risk of liability claims or product recalls. For example, it is possible that our products will fail to deliver an energy charge when needed by the patient, or that they will deliver an energy charge when it is not needed. As a result, we may be subject to liability claims or product recalls for products to be distributed in the future or products that have already been distributed. Although we maintain product liability insurance in the countries in which we intend to conduct business, we cannot assure you that such coverage is adequate or will continue to be available at affordable rates. Product liability insurance is expensive and may not be available in the future on acceptable terms, if at all. A successful product liability claim could inhibit or prevent commercialization of our products, impose a significant financial burden on us, or both, and could have a material adverse effect on our business and financial condition.

Our technology may become obsolete

         The medical equipment and health care industries are characterized by extensive research and rapid technological change. The development by others of new or improved products, processes, or technologies may make our products obsolete or less competitive. Accordingly, we plan to devote continued resources, to the extent available, to further develop and enhance our existing products and to develop new products. We cannot assure you that these efforts will be successful.

We depend on patents and proprietary rights

         Our success will depend, in part, on our ability to obtain and maintain patent rights to preserve our trade secrets and to operate without infringing on the proprietary rights of third parties. The validity and breadth of claims covered in medical technology patents involve complex legal and factual questions and therefore may be highly uncertain. We cannot assure you that

         o        any additional patents will be issued to us,

         o the scope of any existing or future patents will exclude competitors or provide us with competitive advantages,

         o any of our patents will be held valid and enforceable if challenged, or

         o others will not claim rights in or ownership to the patents and other proprietary rights held by us.

         Furthermore, others may have developed or could develop similar products or patent rights, may duplicate our products, or design around our current or future patents. In addition, others may hold or receive patents which contain claims having a scope that covers products developed by us. We also rely upon trade secrets to protect our proprietary technology. Others may independently develop or otherwise acquire substantially equivalent know-how, or gain access to and disclose our proprietary technology. We cannot assure you that we can ultimately protect meaningful rights to our proprietary technology.

We may not be able to protect our intellectual property rights

         There has been substantial litigation regarding patent and other intellectual property rights in the medical device industry. Such litigation, if it occurs, could result in substantial expense to us and diversion of our efforts, but may be necessary to

         o        enforce our patents,

         o        protect our trade secrets and know-how,

         o defend us against claimed infringement of the rights of others, or

         o determine the enforceability, scope, and validity of the proprietary rights of others.

         An adverse determination in any such litigation could subject us to significant liability to third parties or require us to seek licenses from third parties. Although patent and intellectual property disputes in the medical device industry have often been settled through licensing or similar arrangements, costs associated with such arrangements may be substantial and could include ongoing royalties. Moreover, we cannot assure you that necessary licenses would be available to us on satisfactory terms, if at all. If such licenses cannot be obtained on acceptable terms, we could be prevented from marketing our products. Accordingly, an adverse determination in such litigation could have a material adverse effect on our business and financial condition.

Our stock price may be volatile

         The market prices of many publicly traded companies, including emerging companies in the health care industry, have been and can be expected to be highly volatile. The future market price of our common stock could be significantly impacted by

         o        future sales of our common stock,

         o announcements of technological innovations for new commercial products by our present or potential competitors,

         o        developments concerning proprietary rights,

         o        adverse results in our field or with clinical tests,

         o        adverse litigation,

         o        unfavorable legislation or regulatory decisions,

         o        public concerns regarding our products,
         o        variations in quarterly operating results,

         o        general trends in the health care industry, and

         o        other factors outside of our control.

We do not anticipate paying dividends

         To date, we have not declared or paid dividends on our common stock. We presently intend to retain earnings, if any, to finance our operations and do not expect to pay cash dividends on our common stock in the foreseeable future. The payment of dividends will depend, among other things, upon our earnings, assets, general financial condition, and upon other relevant factors.

Our right to issue preferred stock could adversely affect common stockholders

         Our certificate of incorporation authorizes the issuance of preferred stock with such designations, rights, and preferences as may be determined from time to time by our Board of Directors, without any further vote or action by our stockholders. Therefore, our Board of Directors is empowered, without stockholder approval, to issue a class of stock with dividend, liquidation, conversion, voting, or other rights, which could adversely affect the voting power or other rights of the holders of our common stock.

Anti-takeover provisions may discourage takeover attempts

         Provisions of the Delaware General Corporation Law and our charter may discourage potential acquisition proposals or delay or prevent a change of control.

Future issuances of our common stock could cause our stock price to decline


         As of the date of this prospectus, we have reserved a total of 2,805,000 shares of our common stock for issuance upon the exercise of options that may be granted under our Amended 1997 Stock Option/Stock Issuance Plan, and a total of 1,203,601 shares of our common stock for issuance upon the exercise of currently outstanding warrants to purchase common stock. The holders of these options or warrants may exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us. The exercise of these options or warrants and the sale of the common stock obtained upon exercise would have a dilutive effect on our stockholders, and may have a material adverse effect on the market price of our common stock. In addition, the issuance of options pursuant to our Stock Option Plan may adversely affect our ability to consummate future equity financings.


Shares eligible for future sale may adversely affect our stock price

         A substantial number of our shares are available for future sale. If these shares are sold in the public market, it may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through future sales of equity securities.

                  SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

         The following table sets forth

         o        the names of each of the selling stockholders,

         o the number of shares of common stock beneficially owned by each selling stockholder prior to the offering,

         o the number of shares of common stock that may be offered by each of the selling stockholders pursuant to this prospectus, and

         o the number of shares of common stock beneficially owned by each selling stockholder after completion of the offering, assuming all of the shares covered by this prospectus are sold.


                                                                    Number of
                                                  Number of         Securities       Number of
                                                 Securities        Offered for       Securities
                                                Beneficially         Selling           Owned          Percentage
   Name of                                      Owned Prior       Stockholder's     Beneficially     Owned After
   Selling Stockholder                          to Offering          Account       After Offering      Offering
   -------------------                          -----------          -------       --------------      --------

     Thomas Girschweiler                             739,320(1)        674,225(1)          65,095          +
     Eduard P. Kauffmann                                 62,500            62,500              --          0
     Michele Martucci                                    72,400            72,400              --          0
     Erhard Lee                                          72,400            72,400              --          0
     Richard Potter                                      10,000            10,000              --          0
     Jeff Turcotte                                       11,309            11,309              --          0
     Walter Villiger                                  1,383,750         1,383,750              --          0
     AACPAC Holdings Limited                            288,100           288,100              --          0
     Medtronic Physio-Control Corp.                     450,000           450,000              --          0
     Ernst Muller-Mohl                             2,983,750(2)      2,743,750(2)         240,000          +
     Union Bank of Switzerland AG                    170,000(3)         20,000(3)         150,000          +
     Rush & Company                                     150,000           150,000              --          0
     Stuart Karten                                       25,000            25,000              --          0
     Dongping Lin (a)                                156,624(4)            10,000      142,624(4)          +
     Don Hill (d)                                    115,289(5)        104,966(5)          10,323          +
     BWM Investments (c)                             264,688(6)        262,500(6)           2,188          +
     Francesca Daniels                                87,500(7)         87,500(7)              --          0
     Howard Cooper (e)                               112,695(8)         79,965(8)              --          0
     Paul Quadros (b)                                33,738(19)        17,500(19)          16,238          +
     S.K. Bales                                          14,250            14,250              --          0
     Global Asset Strategies                             41,100            30,000          11,100          +
     Trafina Privatbank, A.G.                         20,000(9)         20,000(9)              --          0
     Thomas P. Plotts                                 5,000(10)         5,000(10)              --          0
     Clariden Bank, Zurich                               37,500            37,500              --          0
     Cantrade AG                                         28,750            28,750              --          0
     EB Research Institute AG                             1,875             1,875              --          0
     Gandola Stiftung                               287,500(11)       287,500(11)              --          0
     HD Fuchs                                       138,000(12)       138,000(12)              --          0
     Renee Heinen                                   143,750(13)       143,750(13)              --          0
     Actieninvest AG                                655,345(14)       655,345(14)              --          0
     Roderick de Greef                          245,211(15)(21)       113,450(15)              --          0

                                                                    Number of
                                                  Number of         Securities       Number of
                                                 Securities        Offered for       Securities
                                                Beneficially         Selling           Owned          Percentage
   Name of                                      Owned Prior       Stockholder's     Beneficially     Owned After
   Selling Stockholder                          to Offering          Account       After Offering      Offering
   -------------------                          -----------          -------       --------------      --------

     A & A ActienBank                               575,000(16)       575,000(16)              --          0
     Suan Investments                                    52,800            30,000          22,800          +
     Zevex Incorporated                                 118,300           118,300              --          0
     James W. Giddens, Trustee                           28,438            28,438              --          0
     Michael Rapaport                                    26,250            26,250              --          0
     Leo Fox                                              8,750             8,750              --          0
     John Kinder                                         17,500            17,500              --          0
     William J. Hunt, As Trustee of the
     Estate of Roman Okin                                 6,562             6,562              --          0
     Ike R. Dweck                                    87,500(17)        87,500(17)              --          0
     Lava Investments Limited                       650,447(18)       310,127(18)         340,320         1.5%
     Juliber Pty. Ltd.                                   33,334            33,334              --          0
     Laliber Pty. Ltd.                                   33,333            33,333              --          0
     Niliber Pty. Ltd.                                   33,333            33,333              --          0
     Namberry Way Pty. Ltd.                              78,000            78,000              --          0
     NAS House Trust                                     60,000            60,000              --          0
     Hollywell Investments Pty. Ltd.                     35,000            35,000              --          0
     JNH Australia Pty. Ltd.                              4,000             4,000              --          0
     Thorney Pty. Ltd.                                   85,000            85,000              --          0
     Thistle Custodians Pty. Ltd.                        85,000            85,000              --          0
     RJ Custodians Pty. Ltd.                             80,000            80,000              --          0
     Jagen Pty. Ltd.                                    100,000           100,000              --          0
     Kafig Pty. Ltd.                                    222,222           222,222              --          0
     Woodsdale Investments Pty. Ltd.                     13,000            13,000              --          0
     Peter Spira                                         10,000            10,000              --          0
     Michael Duligal                                     10,000            10,000              --          0
     Haralambis Solicitors Nominees No. 3
     Pty Ltd.                                           165,000           165,000              --          0
     DBR Corporation Pty. Ltd.                           22,222            22,222              --          0
     Renspeck Pty. Ltd.                                  45,468            45,468              --          0
     Vanborough Pty. Ltd.                                39,000            39,000              --          0
     James Fantaci                                       33,333            33,333              --          0
     James V Babcock                                     33,333            33,333              --          0
     Daniel J. Brickman                                  33,333            33,333              --          0
     Clariden Biotechnology Fund                        865,000           865,000              --          0
     Theodore JA Lachowicz and Cheryl L.
     Lachowicz 1998 Trust                                33,333            33,333              --          0
     Gemm Holdings Pty. Ltd.                             32,550            32,550              --          0
     Fairfax & Roberts Limited                           32,550            32,550              --          0
     Cardy & Company Pty. Ltd.                           32,550            32,550              --          0
     Tissell Pty. Ltd.                                   22,800            22,800              --          0
     Tissell Pty. Ltd. Superannuation
       Benefit Fund                                       3,250             3,250              --          0
     Dylide Pty. Ltd.                                    19,500            19,500              --          0
     DBM Investments Pty. Ltd.                           13,000            13,000              --          0
     Valamoon Pty. Ltd.                                  13,000            13,000              --          0

                                                                    Number of
                                                  Number of         Securities       Number of
                                                 Securities        Offered for       Securities
                                                Beneficially         Selling           Owned          Percentage
   Name of                                      Owned Prior       Stockholder's     Beneficially     Owned After
   Selling Stockholder                          to Offering          Account       After Offering      Offering
   -------------------                          -----------          -------       --------------      --------

     Andrew Tyndale                                      13,000            13,000              --          0
     Sigma Tau Finance SA                               222,000           222,000              --          0
     Karl Heinz ILLenseer                               222,000           222,000              --          0
     Clariden Biotechnology Fund                        200,000           200,000              --          0
     Hannes Honegger                                     15,000            15,000              --          0
     Beda Kraehenmann                                    15,000            15,000              --          0
     Jacob Goldfield                                    166,666           166,666              --          0
     Jacob Goldfield Foundation                          55,555            55,555              --          0
     Domain Partners IV, LP(f)                        1,085,109         1,085,109              --          0
     DP IV Associates, LP(f)                             26,002            26,002              --          0
     HFC Cadent, LP                                  2,420,960*        2,420,960*              --          0
     Fenwick Overseas Limited                            44,444            44,444              --          0
     Darma Ltd                                           55,555            55,555              --          0
     Prabodh Mathur(a)                               39,125(20)        33,670(20)           5,455          +
     Ron Agel                                           17,939*           17,939*              --          0
     Henry E. Blair                                      3,345*            3,345*              --          0
     Frank Bonsall                                       9,186*            9,186*              --          0
     Gustav Christensen                                 14,472*           14,472*              --          0
     Stephen Chubb                                      19,623*           19,623*              --          0
     Coral Partners IV,L.P.                            595,420*          595,420*              --          0
     Domain Partners III, L.P.(f)                      798,067*          798,067*              --          0
     DP III Associates, L.P.(f)                         21,284*           21,284*              --          0
     3i Bioscience Investment Trust PLC                285,894*          285,894*              --          0
     Peter Feinstein                                     1,361*            1,361*              --          0
     Robert Flynn                                       17,504*           17,504*              --          0
     Edward Gibbons                                     25,147*           25,147*              --          0
     Howard Green, Jr.                                  19,653*           19,653*              --          0
     Frederick Grein, Jr.                                5,682*            5,682*              --          0
     Harbus Investors, Inc.                              3,581*            3,581*              --          0
     John Kao                                            3,268*            3,268*              --          0
     Lawrence Kinet                                      4,577*            4,577*              --          0
     Thomas Maniatis                                    14,645*           14,645*              --          0
     Gerard Moufflet                                    37,171*           37,171*              --          0
     Desmond O'Connell                                  25,077*           25,077*              --          0
     James O'Leary                                  3,675* (22)            2,799*        876 (22)          +
     Guy Reed                                            1,702*            1,702*              --          0
     Mitchel Sayare                                     12,278*           12,278*              --          0
     Stephen Schaubert                             23,314* (23)           22,876*        438 (23)          +
     Gabriel Schmergel                                  56,258*           56,258*              --          0
     Mark Skaletsky                                      2,000*            2,000*              --          0
     Henri Termeer                                 24,461* (24)           24,315*        146 (24)          +
     George Whitesides                                  19,065*           19,065*              --          0
     Peter Wirth                                        25,414*           25,414*              --          0
     Robert Carpenter(b)                          160,639* (25)          151,018*      9,621 (25)          +
     David Castaldi                                89,466* (26)           63,217*     26,249 (26)          +
     Randall Fincke                                62,947* (27)            5,447*     57,500 (27)          +

                                                                    Number of
                                                  Number of         Securities       Number of
                                                 Securities        Offered for       Securities
                                                Beneficially         Selling           Owned          Percentage
   Name of                                      Owned Prior       Stockholder's     Beneficially     Owned After
   Selling Stockholder                          to Offering          Account       After Offering      Offering
   -------------------                          -----------          -------       --------------      --------

     Charles Khuen                                 23,373* (28)            7,200*     16,173 (28)          +
     Peter McNerney                                     10,075*           10,075*              --          0
     William Chisholm                              22,139* (29)            2,157*     19,982 (29)          +
     John Vozella                                  26,454* (30)           10,204*     16,250 (30)          +
     Delash Holdings Pty. Ltd.                            5,000             5,000              --          0
     De Greef & Company                                 131,761           131,761              --          0
     Equity 4 Life                                    1,111,111         1,111,111              --          0
     Cambriatech Holdings SA                              7,518             7,518              --          0
     SMS Securities Sigg
     Merkli-Schrodel AG                                  19,444            19,444              --          0
     Peter Arnold                                        16,000            16,000              --          0
     Belmont Capital                                  8,000(31)         8,000(31)              --          0
     LaMont Asset Management                             19,444            19,444              --          0


+        Less than 1%

(a)      Executive officer

(b)      Director

(c) BWM Investments is an affiliate of Breslow & Walker, LLP, legal counsel to us

(d)      Former Director

(e)      Former Officer and Director

(f) Domain Partners III, L.P. and DP III Associates, L.P. have the same general partner--One Palmer Square Associates III, L.P. ("OPSA III"). Domain Partners IV, L.P. and DP IV Associates, L.P. have the same general partner--One Palmer Square Associates IV, LLC ("OPSA IV"). Several of the general partners of OPSA III, including Brian Dovey (a director of Cardiac Science), are also managing members of OPSA IV. Domain Partners III, DP III Associates, Domain Partners IV, and DP IV Associates are considered part of the same control group.


* Some of such shares are being held in escrow to cover indemnification obligations under the Merger Agreement and Plan of Reorganization, dated as of June 22, 2000, by and among Cardiac Acquisition Corp., Cadent Medical Corporation, and us (the "Agreement").

(1) Includes 82,825 shares of common stock underlying currently exercisable warrants.

(2) Includes 56,250 shares of common stock underlying currently exercisable warrants.

(3) Consists of 20,000 shares of common stock underlying current exercisable warrants.

(4) Includes 142,624 shares of common stock underlying currently exercisable options.

(5) Includes 104,966 shares of common stock underlying currently exercisable warrants.

(6) Includes 262,500 shares of common stock underlying currently exercisable warrants.

(7) Consists of 87,500 shares of common stock underlying currently exercisable warrants.

(8) Consists of 79,965 shares of common stock underlying currently exercisable warrants.

(9) Consists of 20,000 shares of common stock underlying currently exercisable warrants.

(10) Consists of 5,000 shares of common stock underlying currently exercisable warrants.

(11) Includes 37,500 shares of common stock underlying currently exercisable warrants.

(12) Includes 18,000 shares of common stock underlying currently exercisable warrants.

(13) Includes 18,750 shares of common stock underlying currently exercisable warrants.

(14) Includes 81,625 shares of common stock underlying currently exercisable warrants.

(15) Includes 82,050 shares of common stock underlying currently exercisable warrants.

(16) Includes 75,000 shares of common stock underlying currently exercisable warrants.

(17) Consists of 87,500 shares of common stock underlying currently exercisable warrants.

(18) Includes 25,000 shares of common stock underlying currently exercisable warrants.

(19) Includes 17,500 shares of common stock underlying currently exercisable warrants.

(20) Includes 33,670 shares of common stock underlying currently exercisable warrants.

(21) Includes 131,761 shares of common stock owned by De Greef & Company, a corporation in which Roderick de Greef is the sole officer and director. The sale of the 131,761 shares by De Greef & Company also are covered by this prospectus.

(22) Includes 876 shares to be issued (subject to the satisfaction of certain conditions) on or about January 2, 2001 pursuant to the Agreement.

(23) Includes 438 shares to be issued (subject to the satisfaction of certain conditions) on or about January 2, 2001 pursuant to the Agreement.

(24) Includes 146 shares to be issued (subject to the satisfaction of certain conditions) on or about January 2, 2001 pursuant to the Agreement.

(25) Includes 9,621 shares to be issued (subject to the satisfaction of certain conditions) on or about January 2, 2001 pursuant to the Agreement.

(26) Includes 26,249 shares to be issued (subject to the satisfaction of certain conditions) on or about January 2, 2001 pursuant to the Agreement.

(27) Includes 57,500 shares to be issued (subject to the satisfaction of certain conditions) on or about January 2, 2001 pursuant to the Agreement.

(28) Includes 16,173 shares to be issued (subject to the satisfaction of certain conditions) on or about January 2, 2001 pursuant to the Agreement.

(29) Includes 19,982 shares to be issued (subject to the satisfaction of certain conditions) on or about January 2, 2001 pursuant to the Agreement.

(30) Includes 16,250 shares to be issued (subject to the satisfaction of certain conditions) on or about January 2, 2001 pursuant to the Agreement.

(31) Consists of 8,000 shares of common stock underlying currently exercisable warrants.

         This prospectus covers 19,763,316 shares of common stock that may be sold by the selling stockholders named herein. From time to time, the selling stockholders may transfer shares to a donee, pledgee, successor, or other person, other than for value, and such transfers will not be made pursuant to this prospectus. Upon being notified by a selling stockholder that such a donee, pledgee, successor, or other person intends to sell more than 500 shares, we will file a supplement to this prospectus. To the extent agreed to by us, this prospectus covers sales by such transferees.

         The selling stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale of shares. The sale of all or a portion of the shares of common stock offered hereby by the selling stockholders may be effected from time to time on the NASDAQ National Market or otherwise, at prevailing market prices at the time of such sales, at prices related to such prevailing prices, at fixed prices that may be changed or at negotiated prices. The selling stockholders may effect such transactions by selling the shares to or through a broker-dealer. The shares may be sold by one or more of, or a combination of, the following:

               o block trades in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

               o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

               o an exchange distribution in accordance with the rules of such exchange;

               o ordinary brokerage transactions and transactions in which the broker solicits purchases; and

               o privately negotiated transactions between sellers and purchasers without a broker or dealer.

         In addition, shares may be transferred in connection with the settlement of call options, short sales, through the issuance of exchangeable or convertible securities or similar transactions that may be effected by the selling stockholders. To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

         In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales. Dealers or brokers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions). The selling stockholders and any brokers or dealers that participate in the distribution may, under certain circumstances, be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by such brokers or dealers and any profits realized on the resale of shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. We have agreed to indemnify the selling stockholders against certain liabilities arising under the Securities Act.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the shares may not simultaneously engage in market-making activities with respect to such shares, except in accordance with applicable laws. In addition to, and without limiting the foregoing, each selling stockholder and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rule 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by a selling stockholder or any other person. All of the foregoing may affect the marketability of the shares.

         We will make copies of this prospectus available to the selling stockholders, and we have informed the selling stockholders of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

         In order to comply with certain state securities laws, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will bear all costs and expenses of the registration of the shares under the Securities Act and certain state securities laws, other than fees of counsel for the selling stockholders. The selling stockholders will bear all commissions, concessions and discounts, if any, related to any sales of the shares, and may agree to indemnify such brokers or dealers against certain liabilities, including liabilities arising under the Securities Act.

         The selling stockholders are not restricted as to the number of shares that may be sold at any one time, and it is possible that a significant number of shares could be sold at the same time. Sale of the shares by the selling stockholders may have an adverse effect on the market price of the common stock.

                                 USE OF PROCEEDS

         All net proceeds from the sale of the shares covered by this prospectus will go to the selling stockholders who sell such shares. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

                                  LEGAL MATTERS


         The validity of the securities offered hereby will be passed upon for us by Breslow & Walker, LLP, New York, New York. BWM Investments, an affiliate of Breslow & Walker, LLP, owns 2,188 shares of common stock and warrants to purchase 262,500 shares of common stock. The re-sale of the shares underlying the warrants is covered by this prospectus. Howard Breslow, a member of Breslow & Walker, LLP, owns 875 shares of common stock.

                                     EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Cardiac Science, Inc. for the year ended December 31, 1999 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Cardiac Science, Inc.'s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


         The financial statements of Cadent Medical Corporation incorporated by reference in this prospectus by reference to the Current Report on Form 8-K/A of Cardiac Science, Inc. dated August 10, 2000 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Cadent Medical Corporation's ability to continue as a going concern as described in Note A to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         This prospectus is part of a registration statement on Form S-3 that we filed with the Commission. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by the more complete description of the matters involved.

         We are subject to the informational requirements of the Exchange Act and accordingly, file reports, proxy and information statements and other information with the Commission. You may read and copy all or any portion of the registration statement as well as the reports, proxy and information statements and other information that we have filed with the Commission at the Commission's public reference room maintained at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the
Commission: Seven World Trade Center, 13th floor, New York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings with the Commission also are available to you on the Commission's Internet site (http://www.sec.gov).


         The Commission allows us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information included in these documents is considered part of this prospectus. Information that we file with the Commission subsequent to the date of this prospectus will automatically update and supercede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the selling stockholders have sold all the shares of common stock described in this prospectus or until we have de-registered any then remaining unsold shares.


         The following documents filed with the Commission (File No. 0-19567) are incorporated by reference in this prospectus:

         o        Our Annual Report on Form 10-K for the year ended December 31,
                  1999;


         o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000 (as
                  amended by our Quarterly Report on Form 10-Q/A filed with the Commission on November 20, 2000);

         o Our Current Report on Form 8-K dated July 5, 2000, as amended by our Current Report on Form 8-K/A dated August 10, 2000; and


         o The description of our common stock set forth in our Registration Statement on Form 10, including any subsequent amendment or report filed for the purpose of updating that description.

         We will furnish to you, without charge, on your written or oral request, a copy of any or all of the documents incorporated by reference herein. You should direct any requests for documents to Secretary, Cardiac Science, Inc., 16931 Millikan Avenue, Irvine, CA 92606. Our phone number is 949-587-0357.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.


         The expenses of the Registrant in connection with the issuance and distribution of the securities being registered hereby are set forth in the following table. All amounts are estimates except the SEC Registration Fee.

Registration Fee (Securities and Exchange Commission).....................      $41,865
Accounting Fees and Expenses .............................................      $ 7,500
Legal Fees and Expenses...................................................      $15,000
Miscellaneous Expenses ...................................................      $ 2,500
                                                                           -------------
Total.....................................................................      $66,865
                                                                           -------------


         The Registrant will bear all costs and expenses of the registration of the shares under the Securities Act and certain state securities laws, other than fees of counsel for the selling stockholders and any discounts or commissions payable with respect to sales of the shares.

Item 15. Indemnification of Directors and Officers.


         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to such corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.


         Article VIII of the Registrant's Bylaws provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law and California Law.

         Article VIII of the Registrant's Bylaws also provides for the prepayment of expenses to persons entitled to indemnification (subject to certain conditions), and permits the Registrant to purchase and maintain insurance on behalf of any director, officer, employee, or agent against any liability asserted against or incurred by them in any such capacity, or arising out of their status as such, whether or not the Registrant would have the power or obligation to indemnify them against such liability under the Registrant's Bylaws.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchase, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Article SIXTH of the Registrant's Certificate of Incorporation provides for such limitation of liability.

         The general effect of the foregoing provisions is to reduce the circumstances in which an officer, director, agent, or employee may be required to bear the economic burdens of the foregoing liabilities and expenses.

Item 16. Exhibits

Exhibit No.           Description
----------            -----------

5.                    Opinion of Counsel*

23.1                  Consent of PricewaterhouseCoopers LLP regarding Cardiac
                      Science, Inc.
23.2                  Consent of PricewaterhouseCoopers LLP regarding Cadent
                      Medical Corporation

23.3 Consent of Breslow & Walker, LLP (contained in opinion of counsel filed as Exhibit 5)*

* previously filed


Item 17. Undertakings.


A. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

B. The undersigned Registrant hereby undertakes that it will:

                  (1) File, during any period in which it offers or sells securities, a post-effective amendment to the registration statement to:

                            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) Reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                    (iii) Include any material information with
                  respect to the plan of distribution not previously discussed in the registration statement or any material change to such information in the registration statement;


                  (2) For determining any liability under the Securities Act, treat each such post-effective amendment as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering;


provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

C. The undersigned Registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

D. The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective;

         (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


        In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on December 14, 2000.


                                 CARDIAC SCIENCE, INC.

                                 By: /s/ Raymond W. Cohen
                                     -----------------------------------------
                                     Raymond W. Cohen
                                     President, (Principal Executive Officer)

                                 By: /s/ Brett L. Scott
                                     -----------------------------------------
                                     Brett L. Scott
                                     Chief Financial Officer, (Principal
                                     Financial and Accounting Officer)



         In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.


         Signature                          Title             Date
         ---------                          -----             ----


/s/ Raymond W. Cohen
--------------------
Raymond W. Cohen                            Director          December 14, 2000

/s/ Paul Quadros
----------------
Paul Quadros                                Director          December 14, 2000

/s/ Peter Crosby
----------------
Peter Crosby                                Director          December 14, 2000

/s/ Howard Evers
----------------
Howard Evers                                Director          December 14, 2000

/s/ Robert Carpenter
--------------------
Robert Carpenter                            Director          December 14, 2000

/s/ Brian Dovey
---------------
Brian Dovey                                 Director          December 14, 2000

                              Cardiac Science, Inc.

                                  EXHIBIT INDEX
                                  -------------


Exhibit No.           Description
----------            -----------

5.                    Opinion of Counsel*

23.1                  Consent of PricewaterhouseCoopers LLP regarding Cardiac
                      Science, Inc.
23.2                  Consent of PricewaterhouseCoopers LLP regarding Cadent
                      Medical Corporation

23.3 Consent of Breslow & Walker, LLP (contained in opinion of counsel filed as Exhibit 5)*

* previously filed